CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.



                                                                   CONFIDENTIAL

                                                                  EXHIBIT 10.27




                              LICENSE AGREEMENT


                               By and Between



                     NETSCAPE COMMUNICATIONS CORPORATION



                                   and



                                IMGIS, INC.



                         Dated as of February 1, 1999

                                                              CONFIDENTIAL

                                LICENSE AGREEMENT


        This LICENSE AGREEMENT (the "Agreement") is entered into as of February 1, 1999 (the "Effective Date") by and between Netscape
Communications Corporation, a Delaware corporation having its principal office at 501 East Middlefield Road, Mountain View, California 94043 ("NETSCAPE"), and IMGIS, INC., a California corporation doing business as "AdForce" and having its principal office at 10101 N. DeAnza Boulevard, Suite 210, Cupertino, California 95014 ("ADFORCE").


                                   WITNESSETH:


        WHEREAS, the parties hereto wish to provide the terms and conditions under which ADFORCE will supply NETSCAPE Ad Serving Services (as defined below) for the term provided herein; and

        WHEREAS, NETSCAPE desires to obtain, and ADFORCE is willing to grant to NETSCAPE at the times and on the specific conditions stated herein, a worldwide, perpetual and nonexclusive license to use, and to serve interactive advertisements using, ADFORCE's ad serving, trafficking, targeting and related technology on the terms and subject to the conditions set forth herein.

        NOW, THEREFORE, in consideration of the foregoing, of the mutual covenants and undertakings contained herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:


                                   ARTICLE 1
                                  DEFINITIONS

        In addition to other terms defined elsewhere herein, the following terms will have the following meanings when used herein (any term defined in the singular will have the same meaning when used in the plural and vice versa, unless stated otherwise):

        1.1 "AD SERVING SERVICES" has the meaning set forth in Section 6.1 below.

        1.2 "AFFILIATE" of any specified Person means any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the specified Person.

        1.3 "BANNER EXCHANGE" means the NETSCAPE advertising program which offers companies the opportunity to promote their site, which site may or may not have a NETSCAPE domain name, by contributing impressions into a banner exchange network

                                                                  CONFIDENTIAL

that would in turn give such site the right to impressions on other sites within that banner exchange network. Typically, such sites receive one impression on the banner exchange network for every two they give, with the balance available for the banner exchange network to sell to advertisers. The program is targeted at small sites with low-value inventory which are not candidates for the AdForce Service and, therefore, noncompetitive with ADFORCE. Examples of banner exchange networks include LinkExchange, SmartAge and Hyperbanner.

        1.4 "NETSCAPE AFFILIATE" means any Affiliate of NETSCAPE, where the term "control" for purposes of Section 1.2 means the direct or indirect ownership or control by NETSCAPE of twenty-five percent (25%) or more of the stock or other equity interests of such Person entitled to vote for the election of members of the Board of Directors or similar governing body of such Person; provided, however, that such Person shall cease to be a NETSCAPE Affiliate if and when such equity interest becomes less than twenty-five percent (25%) for any reason other than as a result of dilution, and provided, further, that if such equity interest becomes less than twenty-five percent (25%) as a result of dilution, such Person shall cease to be a NETSCAPE Affiliate if and when such percentage equity interest is further reduced for any reason other than as a result of dilution.

        1.5 "COVERED NETSCAPE PARTNER SITE PAGES" means the interactive site pages of a NETSCAPE Partner provided that: (a) such site pages are marketed or promoted, and intended to be accessible, to Netcenter visitors only, meaning links to such Site Pages are available only through Netcenter and not from the Partner site; and (b) NETSCAPE or a NETSCAPE Affiliate has the right to serve and to sell the advertising inventory for such site.

        1.6 "NETSCAPE NETCENTER" means the United States, English language NETSCAPE brand online website and information service, including future modifications to, implementations of and successors of such service.

        1.7 "NETSCAPE NETWORK" means: (a) NETSCAPE Netcenter, (b) any other domestic U.S. online product or service owned or operated by NETSCAPE, excluding mere links to Third Party products or services that are accessible through distribution channels other than NETSCAPE Netcenter and excluding any products consisting of the Technology, or any repackaged or reengineered version of the Technology, that are distributed commercially to Third Parties other than NETSCAPE Affiliates; and (c) any other product or service distributed under the brand name of NETSCAPE other than under a mere trademark license of such brand name, provided that NETSCAPE contributes substantially to the creation or development of such product or service; (d) Banner Exchange NETSCAPE Partner site; and (e) Covered NETSCAPE Partner Site Pages.

        1.8 "NETSCAPE PARTNER" means any Person with which NETSCAPE or a NETSCAPE Affiliate has a joint venture, partnership or other contractual relationship for

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                                                                   CONFIDENTIAL

the purposes of commerce, advertising, online access, or the provision by such Person of content or information for the NETSCAPE Network.

         1.9 "DATA AGREEMENT MATERIAL BREACH" has the meaning set forth in
Section 14.2.2 below.

        1.10 "DEMOGRAPHIC DATA" has the meaning set forth in the Demographic Data Agreement.

        1.11 "DEMOGRAPHIC DATA AGREEMENT" means the Demographic Data Agreement between NETSCAPE and ADFORCE, should the parties elect to proceed with such and agreement.

        1.12 "DEPLOYMENT DATE" has the meaning set forth in Section 3.2 below.

        1.13 "DEVELOPMENT SERVICES" has the meaning set forth in Section 5.1 below.

        1.14 "FULLY BURDENED COSTS" of ADFORCE Personnel in the provision of Services hereunder means, for each ADFORCE Personnel providing any Services to NETSCAPE, an amount equal to the sum of the following:

             (a) (i) If such Personnel is an employee of ADFORCE, the wages and benefits payable by ADFORCE to such employee multiplied by the percentage of time spent by such employee in the provision of such Services to NETSCAPE relative to the total amount of time spent by such employee in his or her employment with ADFORCE, as measured on a daily basis and charged on an hourly basis, which amount shall in no event exceed $100 per hour, or

                 (ii) if such Personnel is an independent contractor of ADFORCE, the fees (excluding out-of-pocket expenses paid to such contractor) payable to such contractor by ADFORCE multiplied by the percentage of time spent by such contractor in the provision of such Services to NETSCAPE relative to the total amount of time spent by such contractor in the provision of services to ADFORCE, as measured on a daily basis and charged on an hourly basis, which amount shall in no event exceed $100 per hour; plus

             (b) ADFORCE's direct out-of-pocket costs in the provision by such Personnel of such Services to NETSCAPE but only to the extent that NETSCAPE is not otherwise obligated hereunder to provide reimbursement to ADFORCE for such direct costs; plus

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                                                                CONFIDENTIAL

         (c) An amount (representing a reasonable allocation of overhead expenses) equal to ten percent (10%) of the direct out-of-pocket costs provided for in subpart (b) above.

Out-of-pocket costs and expenses, for purposes of this definition, means travel, lodging and other non-compensatory costs or expenses. The $100 per hour maximum amount referred to in subparts (a)(i) and (a)(ii) above shall be adjusted by mutual agreement of the Parties three (3) years following the Effective Date hereof to reflect any applicable increase or decrease in the cost of living.

    1.15 "ADFORCE SYSTEM" means any software owned and/or used by, and/or licensed to, ADFORCE that enables operators of interactive sites and interactive advertisers to schedule, monitor, serve, traffic and/or target interactive advertising, including the system used by ADFORCE to provide services under the AdForce service mark and any related or successor system.

    1.16 "IMPLEMENTATION DATE" means the date as of which NETSCAPE first provides Demographic Data (as defined in the Demographic Data Agreement) to ADFORCE.

    1.17 "IMPROVEMENT" means any modification, customization, upgrade, update, enhancement, patch, "bug" fix or other improvement to the Technology.

    1.18 "LOSSES" means losses, liabilities, suits, claims, costs, expenses (including reasonable attorneys' fees), penalties, fines, judgments and/or damages (including personal injury or property damages, but excluding indirect, incidental, special or consequential damages suffered by the indemnified Party).

    1.19 "MATERIALLY LIMIT OR PROHIBIT" shall have the meaning to be set forth in the Demographic Data Agreement. In addition, for purposes of this Agreement, NETSCAPE shall be deemed to "Materially Limit or Prohibit" the use by ADFORCE of Demographic Data: (a) six months following the expiration of the term (including any renewal term) of the Demographic Data Agreement; or
(b) six months following the termination of the Demographic Data Agreement (other than as a result of breach or nonperformance by NETSCAPE) provided that, if the event giving rise to such termination is disputed by the Parties, there has been a final determination of such termination event by a court of competent jurisdiction (excluding any determination in connection with the granting of equitable relief).

    1.20 "PARTY" means NETSCAPE or ADFORCE, and "PARTIES" means NETSCAPE and ADFORCE.

    1.21 "PERMITTED PURPOSES" means to serve, traffic and/or target advertisements or other information or materials, and to perform such other functions as the Technology

                                                                CONFIDENTIAL

(including any Improvements) is capable of, for NETSCAPE's own internal purposes or for or on behalf of any of the NETSCAPE Network.

    1.22 "PERSON" means a natural person, a corporation, a partnership, a trust, a joint venture, any governmental authority, or any other entity or organization.

    1.23  "PERSONNEL" means employees and/or independent contractors.

    1.24 "SERVICES" means any services provided by ADFORCE pursuant to this Agreement, including Ad Serving Services, Development Services and
Technical Support Services.

    1.25  "SOFTWARE" means software included in the Technology.

    1.26  "TECHNICAL SUPPORT SERVICES" has the meaning set forth in Section
4.1 below.

    1.27 "TECHNOLOGY" means all software (in both source code and object code form), inventions, discoveries, designs, tools, know-how and other technology, including any Improvements thereto, now or hereafter developed, owned and/or used by, and/or licensed to, ADFORCE or any of its Affiliates relating to the serving, trafficking and/or targeting of advertisements or other information or materials (including all software, inventions, discoveries, designs, tools, know-how and other technology comprising or used in connection with the AdForce System and all Third Party software and other Third Party technology integrated in or necessary for the successful operation of such technology (except for commercially available Third Party software that has not been modified to meet ADFORCE's needs, where ADFORCE does not have the right to provide such software to NETSCAPE)), and all documentation for such technology. Without limiting the generality of the foregoing, in no event shall "Technology" include (a) demographic data owned by or licensed to ADFORCE from any Third Parties or (b) Third Party software that is not integrated in or necessary for the successful operation of such technology which is developed by ADFORCE as a "work made for hire" for a Third Party that is not an Affiliate of ADFORCE. For purposes of the foregoing definition, an "Affiliate" of ADFORCE means any Affiliate of ADFORCE where the term "control" means the direct or indirect ownership or control by ADFORCE of twenty-five percent (25%) or more of the stock or other equity interests of such Person entitled to vote for the election of members of the Board of Directors or similar governing body of such Person.

    1.28 "THIRD PARTY" means any Person that is not a Party to this Agreement.

    1.29 "WORK PRODUCTS" means any Improvements, designs, drawings, specifications, documentation, computer software, reports, training materials, inventions, discoveries and other items made by or on behalf of ADFORCE in connection with the provision of Development Services.

                                                                CONFIDENTIAL

                                    ARTICLE 2
                                GRANT OF LICENSE

    2.1  LICENSE GRANT.

         (a) Subject to the terms and conditions hereof, and effective upon completion by NETSCAPE of its pending merger (the "AOL Merger") with a wholly-owned subsidiary of America Online, Inc., ADFORCE grants to NETSCAPE a perpetual, worldwide, nonexclusive, nontransferable (except as set forth in Section 15.12 below), royalty-free license under all of ADFORCE's patent, copyright, trade secret and other proprietary rights to use, reproduce, adapt, transmit, perform, display and otherwise practice the Technology or any part thereof, other than commercially available Third Party software that ADFORCE has the right to provide to NETSCAPE only upon payment of a fee to the Third Party, solely for the Permitted Purposes. If for any reason the AOL Merger is affirmatively canceled or does not otherwise occur within six (6) months from the date hereof, then the license grants set forth herein and the provisions set forth in Articles 3 and 4.1 and 4.2 below shall be null and void, and NETSCAPE shall have no license rights whatsoever to the Technology. In such event, within sixty (60) days from the earlier of (i) the date the AOL Merger is affirmatively canceled or (ii) August 1, 1999, NETSCAPE and ADFORCE will enter into a source code escrow agreement in form and substance mutually acceptable to the parties. Under such agreement, ADFORCE will deposit the source and object code for the Technology into an escrow with a third party escrow company acceptable to the Parties. Such source code escrow agreement will provide for the release of the source and object code to NETSCAPE if ADFORCE ceases to do business, undergoes a bankruptcy or insolvency proceeding, makes an assignment for the benefit of creditors or experiences similar occurrences. In the event of a critical failure as described in Section 4.3 below, such source code escrow agreement will provide for the temporary release of the source and object code to NETSCAPE for the duration of such critical failure. If ADFORCE breaches this Agreement, the source code escrow agreement will provide for the release of the source and object code to NETSCAPE, which NETSCAPE will then be able to use for a period of one year from the date of such breach, after which period NETSCAPE shall have no further rights of use. For purposes of this section only, in order to be in breach of the Performance Metrics of Exhibit A, ADFORCE must be in breach of at least 2 of the 4 Performance Metrics described in Exhibit A, including at least one of either Exhibit A, Section 7(A) or 7(B).

         (b) Subject to subsection 2.1(a) above, if any Technology consists of commercially available Third Party software that ADFORCE has the right to provide to NETSCAPE only upon payment of a fee to the Third Party, NETSCAPE may, by written notice to ADFORCE and payment of such fee, require ADFORCE to grant to NETSCAPE a perpetual, worldwide, nonexclusive, nontransferable (except as set forth in Section 15.12 below), royalty-free (except for such fee) license under all applicable patent, copyright, trade secret and other proprietary rights to use, reproduce, adapt, transmit perform, display and otherwise practice such Technology or any part thereof solely for the Permitted Purposes (but only to the extent of ADFORCE's rights in such Technology).

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                                                                CONFIDENTIAL

         (c) The Parties agree that neither the licenses to be granted in this Section 2.1 nor any other provisions of this Agreement impose or shall be construed to impose any obligation upon NETSCAPE to use or otherwise practice the Technology. ADFORCE agrees that it shall not bring any action in law or equity, or any other judicial or nonjudicial proceeding, against NETSCAPE asserting that the use by NETSCAPE of any patent rights claiming the Technology that are now or hereafter owned by or licensed to ADFORCE or any other Technology infringes or otherwise violates any patent, copyright, trade secret or other proprietary rights of ADFORCE.

    2.2 EXERCISE OF RIGHTS. Following effectiveness of the licenses to be granted herein pursuant to Section 2.1(a) above, NETSCAPE may exercise its rights in and to the Technology at any location, on any hardware, and with respect to all, none or any portion or combination of the Technology. Notwithstanding the foregoing, any proposed exercise by NETSCAPE of such rights shall be subject to the provisions of Section 15.2 below. Except as set forth in Section 6.1 below, nothing in this Agreement shall obligate NETSCAPE to use the Technology or to use a designated server or site in connection with such Technology.

    2.3 USE OF PERSONNEL. NETSCAPE may exercise its rights hereunder through Personnel who are obligated by written agreement to maintain the Technology in confidence and restrict their use of the Technology pursuant to terms comparable to those set forth in Article 13.


                                  ARTICLE 3
                                  DELIVERY

    3.1  INITIAL DELIVERY. Provided the license becomes effective per
Section 2.1(a) above, within forty-five (45) days after the effective date of the AOL Merger, ADFORCE shall deliver to NETSCAPE: (a) one machine-readable copy of the object code for the Software; (b) one copy of available technical and user documentation for the Technology in printed and machine-readable format as available; and (c) one machine-readable copy of the source code for the Software. Such delivery shall be transmitted electronically or by any other means agreed upon by ADFORCE and NETSCAPE.

    3.2  DELIVERY OF IMPROVEMENTS AND OTHER TECHNOLOGY.

         (a) Provided the license becomes effective per Section 2.1(a) above, ADFORCE shall use commercially reasonable efforts regularly to develop Improvements to adapt the Technology to changes in related technologies and in market and user requirements and to remain competitive with alternative technologies for the serving, trafficking and/or targeting of advertisements or other information or materials.

         (b) Provided the license becomes effective per Section 2.1(a) above, at such times as reasonably requested by NETSCAPE, ADFORCE shall provide NETSCAPE with any Improvements made by or on behalf of ADFORCE and any other Technology

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                                                                CONFIDENTIAL

requested by NETSCAPE that is existing and not then in the possession of NETSCAPE. In addition, provided the license becomes effective per Section 2.1(a) above and commencing no later than forty-five (45) days after such time that NETSCAPE determines to deploy the Technology in whole or in part (the "Deployment Date"), ADFORCE shall provide to NETSCAPE on a quarterly basis the then current version of the source code for the Software and shall provide to NETSCAPE any and all Improvements, including upgrades, updates, enhancements, patches and "bug" fixes, prior to or concurrently with their installation or release, by any means requested by NETSCAPE (including electronically), along with the applicable documentation related to such Improvement.

         (c) Provided the license becomes effective per Section 2.1(a) above, ADFORCE shall provide all Improvements and other Technology, other than Improvements provided in the provision of Development Services, to NETSCAPE without any additional charge or fee. Notwithstanding the foregoing,
(i) if the license becomes effective under Section 2.1(a) above, but the Parties have not executed a Demographic Data Agreement, or (ii) if the license becomes effective under Section 2.1(a) above and the Parties have executed a Demographic Data Agreement but NETSCAPE ceases to be in compliance with all of its material obligations under the Demographic Data Agreement or Materially Limits or Prohibits the use by ADFORCE of Demographic Data, and NETSCAPE desires to continue receiving Improvements from ADFORCE, then NETSCAPE shall pay to ADFORCE on an annual basis a reasonable update fee to be agreed upon by the Parties for all Improvements developed for so long as NETSCAPE is not in compliance with all of its material obligations under the Demographic Data Agreement or Materially Limits or Prohibits the use by ADFORCE of Demographic Data; provided that such fee shall not exceed (i) ADFORCE's customary update fees for such Improvements in arm's length transactions with its licensees, if ADFORCE then licenses the Technology to Third Parties, or (ii) update fees charged by other licensors of comparable systems for serving, trafficking and/or targeting of advertisements or other information or materials, but not less than ADFORCE's cost of providing such Improvements, if ADFORCE does not then license the Technology to Third Parties.

         (d) Provided the license becomes effective per Section 2.1(a) above, at NETSCAPE's request, ADFORCE shall identify to NETSCAPE, and provide NETSCAPE reasonable information and assistance in furtherance of NETSCAPE's efforts to acquire, at NETSCAPE's own expense, commercially available Third Party software licensed to ADFORCE for use in connection with the Technology and not sublicensed to NETSCAPE under Section 2.1(a) or (b) above.

                                   ARTICLE 4
                          TECHNICAL SUPPORT SERVICES

    4.1  SCOPE OF SERVICES.

         (a) Provided the license becomes effective per Section 2.1(a) above, during the term of this Agreement ADFORCE shall provide to NETSCAPE, at

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                                                                  CONFIDENTIAL

NETSCAPE's written request, reasonable technical training, support, documentation and assistance relating to the interactive content (including interactive advertisement) serving, trafficking, targeting and related functions of the Technology (collectively, "Technical Support Services"). The Technical Support Services shall, at a minimum, enable NETSCAPE, without the aid of ADFORCE or any other Person, to develop, enhance and maintain the Technology (including the source code for the Software) for use by NETSCAPE to the same extent as ADFORCE.

          (b) Commencing no later than forty-five (45) days after the Deployment Date, the Technical Support Services, if required hereunder, shall include, without limitation: (i) the regular provision by ADFORCE of qualified Personnel able to resolve problems in the operation of the Technology on-site at NETSCAPE's data centers in Silicon Valley; and (ii) the provision by ADFORCE of telephone access twenty-four (24) hours a day, seven
(7) days a week, to qualified Personnel able to resolve problems in the operation of the Technology, via a designated telephone support number.

     4.2  FEES FOR TECHNICAL SERVICES SUPPORT.

          (a) Subject to subsection 4.2(b) below, provided that at the time any Technical Support Services are requested by NETSCAPE or are to be performed by ADFORCE hereunder, NETSCAPE is in compliance with all of its material obligations under a validly executed Demographic Data Agreement and does not Materially Limit or Prohibit the use by ADFORCE of Demographic Data, ADFORCE shall provide the Technical Support Services requested by NETSCAPE for no additional consideration other than reimbursement of the Fully Burdened Costs of the provision by ADFORCE Personnel of such Technical Support Services.

          (b) If, at any time prior to July 15, 1999 any Technical Support Services are requested to be performed by ADFORCE hereunder and (i) the parties have not executed a Demographic Data Agreement, or (ii) the Implementation Date has not yet occurred under a validly executed Demographic Data Agreement, then NETSCAPE shall pay to ADFORCE the Fully Burdened Costs of the provision by ADFORCE Personnel of such Technical Support Services plus [*] ([*]%) of such costs. If, at any time on or after July 15, 1999 any Technical Support Services are required to be performed by ADFORCE hereunder and (i) the parties have not executed a Demographic Data Agreement, or (ii) the Implementation Date has not yet occurred under a validly executed Demographic Data Agreement, then NETSCAPE shall pay to ADFORCE the Fully Burdened Costs of the provision by ADFORCE Personnel of such Technical Support Services plus [*] percent ([*]%) of such costs.

          (c) If, following the occurrence of the Implementation Date under a validly executed Demographic Data Agreement, at the time any Technical Support Services are requested to be performed by ADFORCE hereunder, NETSCAPE is not in compliance with all of its material obligations under the Demographic Data Agreement or Materially Limits or Prohibits the use by ADFORCE of Demographic Data, then

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY
    WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                                                   CONFIDENTIAL

NETSCAPE shall pay to ADFORCE the Fully Burdened Costs of the provision by ADFORCE Personnel of such Technical Support Services plus [*] percent ([*]%) of such costs.

     4.3 WARRANTY. If the Technology or Services as described in Exhibit A fail to conform to or perform in accordance with the technical or user documentation provided by ADFORCE (other than as a result of operator error, accident, or misuse or alteration of the Technology by a Person not under ADFORCE's direction or control), or in the event of a breach of the warranties set forth in Section 10.2(e) or 10.2(f) below, then ADFORCE, at its expense and without any payment by NETSCAPE for Technical Support or other Services, shall use commercially reasonable efforts to cure such failure or breach as soon as practicable, but in any event:

          (a) For a "critical" failure or breach, such as the Technology, or other software, hardware or other technology with which the Technology is interfacing or integrating, ceasing to execute a function that NETSCAPE reasonably deems critical to its business, ADFORCE shall provide at least a temporary workaround or fix within two (2) hours of receiving notice of such failure or breach and shall cure such failure or breach within three (3) business days of receiving notice of such failure or breach; and

          (b) For any other failure or breach that is not a "critical" problem, ADFORCE shall provide at least a temporary workaround or fix within three (3) business days of receiving notice of such failure or breach and shall cure such failure or breach within fifteen (15) days after receiving notice of such failure or breach.

Without limiting the generality of the foregoing, ADFORCE agrees, by way of example, that it shall not be unreasonable for NETSCAPE to deem a failure or breach "critical to its business" as provided in subpart (a) above if such failure or breach results or would result in the breach or nonperformance by NETSCAPE of any obligation to any advertiser on the NETSCAPE Network.

                                  ARTICLE 5
                            DEVELOPMENT SERVICES

          5.1 SCOPE OF SERVICES. At NETSCAPE's written request, ADFORCE shall undertake the reasonable development of Improvements as necessary to customize the interactive content (including interactive advertisement) serving, trafficking, targeting and related functions of the Technology to meet NETSCAPE's needs (collectively, "Development Services"). Notwithstanding the foregoing, NETSCAPE shall have no obligation to request or to use Development Services of ADFORCE and may undertake

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY
    WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.


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                                                                   CONFIDENTIAL

similar work itself or through independent contractors other than ADFORCE, subject to the provisions of Section 2.3 above.

          5.2  FEES FOR DEVELOPMENT SERVICES.

               (a) Provided that, at the time any Development Services are requested to be performed by ADFORCE hereunder, NETSCAPE is in compliance with all of its material obligations under a validly executed Demographic Data Agreement and does not Materially Limit or Prohibit the use by ADFORCE of Demographic Data, ADFORCE shall provide the Development Services requested by NETSCAPE for no additional consideration other than reimbursement of the Fully Burdened Costs of the provision by ADFORCE Personnel of such Development Services.

               (b) If, at any time prior to July 15, 1999 any Development Services are requested to be performed by ADFORCE hereunder and (i) the parties have not executed a Demographic Data Agreement, or (ii) the Implementation Date has not yet occurred under a validly executed Demographic Data Agreement, then NETSCAPE shall pay to ADFORCE the Fully Burdened Costs of the provision by ADFORCE Personnel of such Development Services plus [*] percent ([*]%) of such costs. If, at any time on or after July 15, 1999 any Development Services are required to be performed by ADFORCE hereunder and
(i) the parties have not executed a Demographic Data Agreement, or (ii) the Implementation Date has not yet occurred under a validly executed Demographic Data Agreement, then NETSCAPE shall pay to ADFORCE the Fully Burdened Costs of the provision by ADFORCE Personnel of such Development Services plus [*] percent ([*]%) of such costs.

               (c) If, following the occurrence of the Implementation Date under a validly executed Demographic Data Agreement, at the time any Development Services ARE requested to be performed by ADFORCE, NETSCAPE is not in compliance with all of its material obligations under the Demographic Data Agreement or Materially Limits or Prohibits the use by ADFORCE of Demographic Data, then NETSCAPE shall pay to ADFORCE the Fully Burdened Costs of the provision by ADFORCE Personnel of such Development Services plus [*] percent ([*]%) of such costs.

          5.3 ORIGINAL WORK. Any Work Products either shall be the original work of ADFORCE and its Personnel or shall be items licensed by Third Parties that ADFORCE has the right to provide to NETSCAPE and that ADFORCE identifies as such to NETSCAPE in writing. ADFORCE shall not disclose to NETSCAPE, or induce NETSCAPE to use, the trade secrets or other confidential information of any Third Parties, except to the extent that the Technology includes Software licensed from Third Parties which ADFORCE has the right to provide to NETSCAPE.

          5.4  WORK FOR HIRE.

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    WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT
    TO THE OMITTED PORTIONS.

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                                                                   CONFIDENTIAL

          (a) The Parties intend that each Work Product that is a work of authorship shall be deemed a "work made for hire" within the meaning of the copyright laws of the United States and any similar laws of other jurisdictions. To the extent, if any, that ADFORCE or its Personnel have rights in any Work Product notwithstanding the foregoing, including because a Work Product does not qualify as a "work made for hire," ADFORCE hereby irrevocably assigns to NETSCAPE, and agrees that NETSCAPE shall be the sole and exclusive owner of, all right, title and interest in and to the Work Product, including all patent, copyright, trade secret and other proprietary rights therein that may be secured in any place under laws now or hereafter in effect.

          (b) To extent that ADFORCE provides Development Services in support of any modification of the Technology, NETSCAPE hereby grants to ADFORCE a perpetual, worldwide, nonexclusive, nontransferable license to use, reproduce, adapt, transmit, perform and display such modification in connection with the provision of such Development Services and for no other purpose without NETSCAPE's prior written approval. In the event that ADFORCE desires to integrate such modification in the Technology and obtains NETSCAPE's approval thereto, then ADFORCE shall reimburse NETSCAPE for any payment made by NETSCAPE for such Development Services, or waive such payment by NETSCAPE, in consideration for the grant of such license to ADFORCE. ADFORCE may exercise its rights under the foregoing license through Personnel who are obligated by written agreement to maintain such modification in confidence and restrict their use of such modification pursuant to terms comparable to those set forth in Article 13.

          (c) ADFORCE shall have valid and enforceable written agreements with all of its Personnel providing Development Services hereunder containing confidentiality and nondisclosure obligations comparable in scope to those set forth in Article 13 and giving ADFORCE all rights and authority necessary to effectuate the provisions of this Section 5.4. ADFORCE shall provide copies of these agreements to NETSCAPE upon NETSCAPE's request.

          (d) To the extent that ADFORCE delivers to NETSCAPE any Improvements, designs, drawings, specifications, documentation, computer software, reports, training materials, inventions, discoveries and other items that are not Work Products, such items shall be deemed included in the Technology and licensed pursuant to Section 2.1 above.

      5.5 CHANGE MANAGEMENT PROCESS. Notwithstanding the foregoing provisions of this Article 5, if NETSCAPE implements a version of the Technology containing any modification to the source code for the Software that adds a substantially new feature or function to the version of the Technology used by ADFORCE (in contrast to merely correcting what are colloquially known as "bugs" in such Software or making any other minor modification to an existing feature or function) then: (a) ADFORCE shall not be obligated to provide Development Services or Technical Support Services for such Improvement; and (b) in the event that NETSCAPE does not request, or ADFORCE does

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                                                                   CONFIDENTIAL

not agree to provide, such Services, the Parties shall work together to devise a change management process to facilitate the technical support and maintenance of NETSCAPE's version of the Technology containing such Improvement.

                                    ARTICLE 6
                               AD SERVING SERVICES

      6.1 SCOPE OF SERVICES. From the Effective Date through November 22, 1999 (the "initial Ad Serving Services Term"), ADFORCE shall provide to NETSCAPE interactive advertisement serving, trafficking, targeting and related services (collectively, "Ad Serving Services") for NETSCAPE
Netcenter, and such other parts of the NETSCAPE Network as NETSCAPE shall reasonably request. The terms for such Ad Serving Services shall be as attached hereto in Exhibits A and B and as set forth below.

      6.2  FEES FOR AD SERVING SERVICES.

           (a) Provided that, at the time any Ad Serving Services are to be performed by ADFORCE, NETSCAPE is in compliance with all of its material obligations under a validly executed Demographic Data Agreement and does not Materially Limit or Prohibit the use by ADFORCE of Demographic Data, ADFORCE shall provide the Ad Serving Services requested by NETSCAPE for no additional consideration other than reimbursement of the Fully Burdened Costs of the provision by ADFORCE Personnel of such Ad Serving Services; provided, however, that in the event that ADFORCE agrees to provide any Ad Serving Services to any Third Party that is similarly situated to NETSCAPE at a rate that is more favorable to such Third Party than the consideration payable by NETSCAPE under this subpart (a), then ADFORCE shall provide the Ad Serving Services requested by NETSCAPE at such Third Party's rate.

          (b) If, at any time prior to July 15, 1999 any Ad Serving Services are required to be performed by ADFORCE hereunder and (i) the parties have not executed a Demographic Data Agreement, or (ii) the Implementation Date has not yet occurred under a validly executed Demographic Data Agreement, then NETSCAPE shall pay to ADFORCE the Fully Burdened Costs of the provision by ADFORCE Personnel of such Ad Serving Services plus [*] percent ([*]%) of such costs. If, at any time on or after July 15, 1999 any Ad Serving Services are required to be performed by ADFORCE hereunder and (i) the parties have not executed a Demographic Data Agreement, or (ii) the Implementation Date has not yet occurred under a validly executed Demographic Data Agreement, then NETSCAPE shall pay to ADFORCE the Fully Burdened Costs of the provision by ADFORCE Personnel of such Ad Serving Services plus [*] percent ([*]%) of such costs.

          (c) If, following the occurrence of the Implementation Date under a validly executed Demographic Data Agreement, at the time any Ad Serving Services are to be performed by ADFORCE, NETSCAPE is not in compliance with all of its material

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    WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT
    TO THE OMITTED PORTIONS.

                                                                  CONFIDENTIAL

obligations under the Demographic Data Agreement or Materially Limits or Prohibits the use by ADFORCE of Demographic Data, then NETSCAPE shall pay to ADFORCE the Fully Burdened Costs of the provision by ADFORCE Personnel of such Ad Serving Services plus [*] percent ([*]%) of such costs.

     6.3 REIMBURSEMENT FOR AD SERVING SERVICES. In addition to the fees for Ad Serving Services provided for in Section 6.2 above, NETSCAPE shall reimburse the following costs incurred by ADFORCE in the provision of Ad Serving Services requested by NETSCAPE for the purposes set forth in Section 6.1 above, and, at NETSCAPE'S option, NETSCAPE shall provide financing for such costs on mutually agreeable terms, but in any event on terms no less favorable than such terms are commercially available to entities similarly situated.

          (a) Reimbursement for ADFORCE's incremental costs for any modification of the AdForce System required to meet NETSCAPE's needs for the provision of Ad Serving Services (other than capitalized costs, which if financed at the time such costs are incurred, shall be reimbursed at the time such costs are amortized), excluding any modifications required to scale the Software or other Technology to meet NETSCAPE's needs;

          (b) Reimbursement for ADFORCE'S incremental costs for any additional equipment that ADFORCE must purchase or lease solely to meet NETSCAPE's needs for the provision of Ad Serving Services for so long as necessary to meet NETSCAPE's needs; and

          (c) Reimbursement for any additional incremental bandwith costs incurred by ADFORCE solely in connection with the provision of Ad Serving Services to NETSCAPE.

     6.4 APPLICATION OF FEE METHODOLOGY. Attached hereto as Exhibit B is the Parties' agreed upon pricing for the Ad Serving Services for the Initial Ad Services Term per the provisions of Sections 6.2 and 6.3 above.

                                      ARTICLE 7
                              NETSCAPE MARKETING EFFORTS

     7.1 NETSCAPE MARKETING EFFORTS. NETSCAPE shall use commercially reasonable efforts to encourage NETSCAPE Partners (but NETSCAPE shall not be obligated to actively solicit NETSCAPE Partners) to use the AdForce System for the serving and management of Internet advertisements, subject to agreement between ADFORCE and such NETSCAPE Partners on the terms and conditions of such use.

     7.2 COMMISSIONS. If, as a result of marketing efforts by NETSCAPE, a NETSCAPE Partner or any other Person enters into an agreement with ADFORCE to

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    WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT
    TO THE OMITTED PORTIONS.

                                                                  CONFIDENTIAL

utilize the AdForce System, then, provided that, as of the time that ADFORCE enters into such agreement with such NETSCAPE Partner or other Person, the Parties have executed a Demographic Data Agreement, NETSCAPE is in compliance with all of its material obligations thereunder and does not Materially Limit or Prohibit the use by ADFORCE of Demographic Data, ADFORCE shall pay to NETSCAPE on a quarterly basis the following commissions on the gross amount of the consideration charged by ADFORCE to such NETSCAPE Partner or other Person for use of the ADFORCE AdForce System:

          (a) For the first year of such agreement, the greater of 4% and the highest percentage commission granted by ADFORCE at such time to any employee or agent of ADFORCE or to any Third Party for similar marketing or sales efforts; and

          (b) For each succeeding year of such agreement, the greater of 2% and the highest percentage commission granted by ADFORCE at such time to any employee or agent of ADFORCE or to any Third Party for similar marketing or sales efforts.

     7.3 COMMISSION SHARING. Notwithstanding the provisions of Section 7.2 above, if NETSCAPE and any employee or agent of ADFORCE or any other Third Party claims commissions with respect to the same Person (and such Person has not entered into an agreement with ADFORCE solely as a result of NETSCAPE marketing efforts), ADFORCE shall not be required to pay total commissions to NETSCAPE and such Third Party in excess of the amount specified in Section 7.2 and ADFORCE may apportion the applicable commission specified in Section 7.2 between NETSCAPE and the Third Party in such manner as ADFORCE determines in good faith to be equitable.


                                      ARTICLE 8

                                INTENTIONALLY OMITTED


                                      ARTICLE 9
                                  PAYMENT PROVISIONS

     9.1  PAYMENT PROCEDURES.

          (a) Unless otherwise agreed to in writing by the Parties, all payments due by NETSCAPE for the provision of Services by ADFORCE hereunder shall be due and payable thirty (30) days after the receipt by NETSCAPE of a proper invoice therefor from ADFORCE, which invoice shall include such detail and supporting documentation as NETSCAPE may reasonably request. Notwithstanding the foregoing, NETSCAPE agrees to pay to ADFORCE the amount set forth in Exhibit B within [*] ([*]) days from the

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    WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT
    TO THE OMITTED PORTIONS.

                                                                  CONFIDENTIAL

Effective Date, which represents a prepayment of the estimated fees for Ad Serving Services for the Initial Ad Serving Services Term ("Prepayment").

The Prepayment shall be credited against the Ad Serving Service fees accruing under this Agreement during the Initial Term, which ADFORCE shall calculate monthly in accordance with Exhibits B and C and submit to NETSCAPE for its review and approval. For each $[*] of fees due up to the Prepayment, $[*] shall be credited against the Prepayment. Upon exhaustion of the Prepayment, ADFORCE shall invoice NETSCAPE monthly in arrears for the Ad Serving Services provided to NETSCAPE based on the rates for such Services as set forth in Exhibit B.

Each month and coincident with the impression forecast NETSCAPE will provide per Exhibit A, Section 1(C), the Parties will review the estimates that form the basis of the prepayment described in Exhibit B and discuss any adjustments to the forecast, principally the impression forecast and the headcount forecast. Unless the parties mutually agree otherwise, if the changes to the forecasts in Exhibit C are estimated to have a sum total impact greater than [*]% on the fees (as measured against the prior adjustment to fees), the Parties will make a mutually agreed to adjustment in the fees going forward.

On or before August 1, 1999, the Parties will evaluate if there is a significant change in the payment forecast for the remainder of the term. If there is a significant decline in the forecast (greater than [*]%), ADFORCE will make an adjusting refund at that time, including interest on the amount of the refund equal to the lower of (i) the prime rate on August 1, 1999 or (ii) the maximum amount permitted by law.

If Netscape opts to deploy ADFORCE's Banner Exchange technology to provide a Banner Exchange to NETSCAPE Banner Exchange Partner sites outside of NETSCAPE Netcenter or NETSCAPE Affiliates, NETSCAPE may do so solely on a "barter" basis as described in the Banner Exchange definition above. For ads served by NETSCAPE to such external sites, NETSCAPE will make additional payments to ADFORCE based on a CPM rate equal to 50% of NETSCAPE's imputed CPM at the end of the Initial Term or a $0.04 CPM, whichever is higher, provided that the rate shall never exceed the lowest CPM rate ADFORCE is offering other banner exchange customers. NETSCAPE shall make these payments for as long as it requests the delivery of improvements to ADFORCE's Banner Exchange technology or a minimum of two years after NETSCAPE first deploys ADFORCE's Banner Exchange technology, whichever is greater.

          (b) Unless otherwise agreed to in writing by the Parties: (i) all payments due by ADFORCE under Article 7 in connection with ADFORCE's entrance into an agreement for use of the AdForce System with an NETSCAPE Partner or other Person as a result of NETSCAPE marketing efforts shall be paid to NETSCAPE within [*] ([*]) days after the end of the calendar quarter during which such agreement is entered into and within [*] ([*]) days after the end of each succeeding calendar quarter thereafter.

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    WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT
    TO THE OMITTED PORTIONS.

                                                                  CONFIDENTIAL

          (c) All payments due to the payee Party hereunder shall be paid to the payee Party in U.S. Dollars by wire transfer, or by such other method mutually agreed upon by the Parties, in each case at the expense of the payor Party, for value no later than the due date thereof (with 24 hours advance notice of each wire transfer) to such bank account or accounts as the payee Party shall designate in writing within a reasonable period of time prior to such due date.

     9.2 LATE PAYMENT. Without limiting the payee Party's rights to pursue any other remedies at law or in equity, if the payor Party fails to pay any payment required under this Agreement thirty days after written notice of past due amount, then the payor Party shall pay annually compounded interest on such amount at an annual rate equal to the lower of (a) the highest rate permitted by applicable law and (b) the lowest prime rate as published by The Wall Street Journal on or nearest to such due date plus three percent (3%), which interest shall accrue from the date the payment not timely made became due until the date such payment is paid in full.

     9.3 APPLICATION OF PAYMENTS. Any payments received by the payee Party shall be applied first to the satisfaction of the oldest of any unpaid, accrued interest charges and, following payment of all such interest charges, to the satisfaction of the oldest of any unpaid fees or other amounts due hereunder.

     9.4  TAXES.

          (a) All payments required to be made by the payor Party under this Agreement shall be made free and clear of, and without deduction for, any and all taxes that are levied on the transfer of such payments to the payee Party. If any withholding or deductions are required by applicable law, payments shall be made such that, after such withholding or deductions, the net amount that the payee Party received is equal to the amount due hereunder. The payor Party shall file any information or tax returns with respect to such taxes, and the payor Party shall indemnify the payee Party from any interest or other payments, fines or penalties relating to or resulting from any failure, delay or error of the payor Party in doing so.

          (b) ADFORCE shall be responsible for the payment of any and all transfer, sales, use or similar taxes that are levied on or in connection with the transfer of the Technology to NETSCAPE, including any Improvements.

     9.5 BOOKS AND RECORDS. ADFORCE shall keep full, true and accurate books of account containing all particulars and reasonable supporting documentation, in connection with the provision of Services hereunder and the determination of any amounts payable to NETSCAPE under Article 7. All such books of account and reasonable supporting documentation shall be located at the principal place of business of ADFORCE and shall be open for inspection by NETSCAPE or any independent certified public accountant retained by NETSCAPE, at a time mutually acceptable to the Parties during normal business hours but no more frequently than once each calendar year for three years

                                                                  CONFIDENTIAL

following the end of the calendar year to which they pertain (and access shall not be denied thereafter if reasonably available). If such records are insufficient or any such inspection discloses a discrepancy in favor of NETSCAPE of five percent (5%) or more of the amounts actually due for any period, then, in addition to any other rights and remedies available to NETSCAPE under this Agreement, ADFORCE shall pay or refund to NETSCAPE the amount of such discrepancy as well as the reasonable cost of such inspection promptly following ADFORCE's receipt from NETSCAPE of the bill or invoice for such inspection.


                                      ARTICLE 10
                            REPRESENTATIONS AND WARRANTIES

     10.1 MUTUAL REPRESENTATIONS AND WARRANTIES. Each Party represents and warrants to the other Party that:

          (a) Such Party has the full corporate right, power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby;

          (b) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of such Party;

          (c) This Agreement has been duly executed and delivered by an authorized officer of such Party, and is a legal, valid and binding obligation of such Party enforceable against it in accordance with its terms, except as enforcement may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity) and the effect of applicable bankruptcy, insolvency, moratorium and other similar laws of general application relating to or affecting creditors' rights generally, including, without limitation, the effect of statutory or other laws regarding fraudulent conveyances and preferential transfers;

          (d) Such Party's execution, delivery and performance of this Agreement shall not constitute a breach or default under any contract or agreement to which such Party is a party or by which it is bound or otherwise violate the rights of any Third Party; and

          (e) No consent, approval or authorization of or from any governmental entity or any other Person not a Party to this Agreement, whether prescribed by law, regulation, contract or agreement, is required for such Party's execution, delivery and performance of this Agreement or consummation of the transactions contemplated hereby.

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                                                                  CONFIDENTIAL

     10.2 ADDITIONAL REPRESENTATIONS AND WARRANTIES OF ADFORCE. ADFORCE further represents and warrants to NETSCAPE that:

           (a) WORKMANLIKE SERVICES. The Services shall be provided in a workmanlike manner, in accordance with the standards of care and diligence and the level of skill, knowledge and judgment normally practiced by nationally-recognized information technology services firms in performing services of a similar nature;

           (b) NONINFRINGEMENT. The Technology does not, and any Improvements provided by ADFORCE, any Work Products and NETSCAPE's use of the Technology and Work Products as authorized herein shall not, infringe any copyright, trade secret or other proprietary rights (except patent rights) of any Third Party or otherwise conflict with the rights of any Third Party, and, to the best of ADFORCES's knowledge, the Technology does not, and any Improvements provided by ADFORCE, any Work Products and NETSCAPE's use of the Technology and Work Products shall not, infringe any patent of any Third Party;

           (c) NO LITIGATION. There is no action, suit, proceeding or arbitration pending, and, to the best of ADFORCE's knowledge, there is no action, suit, proceeding, arbitration or claim threatened, concerning the Technology;

           (d) NO LIENS OR ENCUMBRANCES. The Technology is free from any security interests and other liens and encumbrances of Third Parties arising from the actions or inaction of ADFORCE;

           (e) NO UNAUTHORIZED CODE. The Technology does not, and any Improvements provided by ADFORCE shall not, contain any back door, time bomb, drop dead device, protect codes, data destruct keys, or other software routine designed to disable a computer program automatically with the passage of time or under the control of any Person other than NETSCAPE. To the best of ADFORCE's knowledge, the Technology does not, and any Improvements provided by ADFORCE shall not, contain any virus, Trojan horse, worm or other software routine designed to permit unauthorized access or to disable, erase, modify, deactivate or otherwise harm software, hardware or data; and ADFORCE covenants that, prior to or at the time of the delivery of any Technology (including any Improvement), ADFORCE shall test the Technology using a current version of a reputable "antivirus" program and remove any such unauthorized codes; and

                                                                  CONFIDENTIAL

           (f) YEAR 2000 COMPLIANCE. All Software and other operational items included in the Technology shall: (i) properly execute with all date data, whether from years in the same century or different centuries, including by yielding correct results in arithmetic operations, comparisons and sorting of date fields and in leap year calculations; and (ii) not abnormally cease to execute or return an error message due to date-related processing.

     10.3 NO OTHER WARRANTIES. THE EXPRESS WARRANTIES IN THIS AGREEMENT SHALL BE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

                               ARTICLE 11
                            INDEMNIFICATION

     11.1 INDEMNITY. NETSCAPE shall not be liable to ADFORCE, any of its Affiliates or any other Person for, and ADFORCE shall indemnify and hold harmless NETSCAPE and all NETSCAPE Affiliates, and their respective directors, officers, employees and agents (collectively, the "NETSCAPE Indemnitees"), from and against any Losses incurred arising out of or resulting from: (a) any infringement of any patent, copyright, trade secret or other proprietary right by the Technology or any Work Product, except to the extent that such infringement arises solely from any Improvement developed by NETSCAPE, or by ADFORCE to NETSCAPE's specifications if ADFORCE could not reasonably have conformed to such specifications while avoiding the infringement; or (b) the presence of ADFORCE's employees or agents on the premises of NETSCAPE or an NETSCAPE Affiliate (except those Losses that result solely from the gross negligence or willful misconduct of NETSCAPE or a NETSCAPE Affiliate), including, but not limited to, Losses resulting from injuries to ADFORCE's Personnel and Losses resulting from injuries caused by ADFORCE's Personnel.

     11.2 PROCEDURE. Any NETSCAPE Indemnitee shall notify ADFORCE promptly in writing of an indemnifiable claim or cause of action under Section 11.1 above upon receiving notice or being informed of the existence thereof; provided, however, that failure to notify ADFORCE of an indemnifiable claim or cause of action shall not relieve ADFORCE of its obligation to provide indemnification hereunder, except to the extent that such failure prejudices ADFORCE's ability to defend or settle such claim or cause of action. ADFORCE shall assume, at its cost and expense, the sole defense of such claim or cause of action through counsel selected by ADFORCE and reasonably acceptable to NETSCAPE, except that in the case of a conflict of interest between ADFORCE and NETSCAPE, ADFORCE shall, at ADFORCE's cost and expense, provide separate counsel for NETSCAPE selected by NETSCAPE. ADFORCE shall maintain control of such defense, including any decision as to settlement; provided that, in the event that

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                                                                  CONFIDENTIAL

ADFORCE does not maintain control of such defense on a timely basis, then, without prejudice to any other rights and remedies available to NETSCAPE under this Agreement, NETSCAPE may take over such defense with counsel of its choosing, at ADFORCE's cost and expense. NETSCAPE may, at its option and expense, participate in ADFORCE's defense, and if NETSCAPE so participates, the Parties shall cooperate with one another in such defense. ADFORCE shall bear the total costs of any court award or any settlement of such claim or cause of action approved by ADFORCE and all other costs, fees and expenses related to the resolution thereof (including reasonable attorneys' fees, except for attorneys' fees for which NETSCAPE is responsible in the event that NETSCAPE participates in ADFORCE's defense of such claim or cause of action).

     11.3 ABATEMENT OF INFRINGEMENT. If ADFORCE reasonably believes it necessary to do so to minimize its liability under Section 11.1 above, ADFORCE may, at its expense, procure the right for NETSCAPE to continue using the Technology or any Work Product, replace the Technology or any Work Product with a functionally equivalent noninfringing item, or modify the Technology or any Work Product so that it is functionally equivalent but noninfringing.

                            ARTICLE 12
                      LIMITATION ON LIABILITY

     NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY HEREUNDER FOR ANY INDIRECT, INCIDENTAL, SPECIAL, OR CONSEQUENTIAL DAMAGES.

                            ARTICLE 13
                         CONFIDENTIALITY

     13.1 CONFIDENTIALITY OBLIGATION. Each of NETSCAPE and ADFORCE (the "Receiving Party") shall keep, and shall cause their Affiliates to keep, strictly confidential any information disclosed by the other Party (the "Disclosing Party") or otherwise made available to the Receiving Party concerning the Technology or either Party's performance of this Agreement or otherwise concerning the business, operations, trade secrets or other proprietary information of the Disclosing Party (whether in written media or otherwise) ("Confidential Information"), using the same degree of care that it uses to protect its own confidential or proprietary information of a like nature but in no event less than a reasonable degree of care. "Confidential Information" shall not include information: (a) which is or becomes generally available to the public other than as a result of disclosure thereof by the Receiving Party; (b) which is lawfully received by the Receiving Party on a nonconfidential basis from a Third Party that is not itself under any obligation of confidentiality or nondisclosure to the Disclosing Party or any other Person with respect to such information; (c) which is independently developed by the Receiving Party; or (d) which was in the Receiving Party's possession prior to receipt from the Disclosing Party. Each Party shall treat any Technology or Work Product owned by or assigned to the other Party as Confidential Information of such Party.

                                                                  CONFIDENTIAL

     13.2 NONDISCLOSURE OF CONFIDENTIAL INFORMATION. The Receiving Party shall use Confidential Information solely for the purposes of this Agreement and shall not disclose or disseminate any Confidential Information to any Person at any time, except for disclosure to its Affiliates and to those of its own and its Affiliates' directors, officers, employees, accountants, attorneys, advisers and agents whose duties reasonably require them to have access to such Confidential Information, provided that such directors, officers, employees, accountants, attorneys, advisers and agents are bound to maintain the confidentiality of such Confidential Information to the same extent as if they were Parties hereto.

     13.3 EXCEPTION. The foregoing confidentiality and nondisclosure obligations shall not apply to Confidential Information: (a) incidentally retained in the memory of Persons to whom the Receiving Party is permitted to disclose Confidential Information, other than as the result of an intentional effort to commit Confidential Information to memory to circumvent the provisions of this Article 13; or (b) which is required to be publicly disclosed by law or by regulation; provided, however, that, in such event, the Receiving Party provides the Disclosing Party with prompt advance notice of such disclosure so that the Disclosing Party has the opportunity if it so desires to seek a protective order or other appropriate remedy.

     13.4 SURVIVAL. The confidentiality and nondisclosure obligations of this Article 13 shall remain in effect for three years following the date hereof or two years following the termination of this Agreement, whichever is greater, except with respect to source code and related source code documentation, for which the obligations of this Article 13 shall survive for so long as the source code and documentation remain Confidential Information.

     13.5 SOURCE CODE PROTECTION. The Receiving Party shall protect Confidential Information consisting of source code and related source code documentation from unauthorized use and disclosure to the same extent that it protects its own source code (but no less than to a reasonable degree).

     13.6  OTHER BUSINESS ACTIVITIES.

           (a) The Disclosing Party agrees that the Receiving Party may currently or in the future acquire information, either independently developed or legally received from Third Parties, which may be similar to the Confidential Information. Nothing in this Agreement shall be construed as a representation that the Receiving Party does not or shall not have such independently developed or legally received information.

           (b) Nothing in this Agreement shall be construed as a representation or agreement to restrict reassignment of the Receiving Party's employees, or in any manner to affect or limit either Party's present or future business activities of any nature, including business activities which could be competitive with the Disclosing Party.

                                                                  CONFIDENTIAL

           (c) Nothing in this Agreement shall be construed as a representation or agreement that the Receiving Party shall not develop or have developed for it products, concepts, systems or techniques contemplated by or embodied in the Confidential Information, provided that the Receiving Party does not violate any of its obligations under this Agreement in connection with such development.

                              ARTICLE 14
                         TERM AND TERMINATION

     14.1  TERM.

           14.1.1 TECHNOLOGY LICENSE TERM. Provided the license grant to NETSCAPE pursuant to Section 2.1(a) becomes effective, this Agreement with respect to such Technology license grant and related provisions herein shall commence as of the Effective Date and, unless terminated in accordance with the provisions of Section 14.2 below, shall remain in full force and effect without expiration.

           14.1.2 TECHNOLOGY LICENSE GRANTED BY DEFAULT TERM. If the license grant to NETSCAPE does not become effective pursuant to Section 2.1(a) but Netscape obtains access to ADFORCE's source and object code as a result of ADFORCE's default hereunder as described in such Section 2.1 (a), then this Agreement with respect to such license grant and related provisions herein shall commence as of the Effective Date and remain in full force and effect through the date NETSCAPE's one-year right to use said source and object code expires.

           14.1.3 AD SERVING SERVICES TERM. The term of this Agreement with respect to the Ad Serving Services and related provisions herein shall commence as of the Effective Date and remain in full force and effect through November 22, 1999. If both Parties assent in writing prior to the expiration of this Agreement, this Agreement with respect to such Ad Serving Services will renew on the same terms and conditions for an additional one year period.

     14.2  TERMINATION.

           14.2.1 TERMINATION RIGHTS OF NETSCAPE. NETSCAPE shall have the right to terminate this Agreement in the event of the breach by ADFORCE of, or the failure of ADFORCE to perform, any of its material obligations hereunder and the failure to remedy such breach or nonperformance with sixty
(60) days following the receipt of written notice of such breach or nonperformance from NETSCAPE. Such termination shall be immediately effective upon the receipt by ADFORCE of written notice of termination from NETSCAPE. On expiration or termination of this Agreement for any reason, the parties agree to work in good faith to ensure a smooth transition of the Service and Technology (if applicable) to NETSCAPE within 60 days of such termination or expiration date.

                                                                  CONFIDENTIAL

           14.2.2 TERMINATION RIGHTS OF ADFORCE. ADFORCE shall have the right to terminate this Agreement in the event of:

                (a) The breach by NETSCAPE of, or the failure of NETSCAPE to perform, any of its material obligations under this Agreement (except for its obligations under Articles 3, 4, 5 and 6 above) and the failure to remedy such breach or nonperformance within sixty
                        (60) days following the receipt of written notice of such breach or nonperformance from ADFORCE; or

                (b) A "Data Agreement Material Breach" by NETSCAPE. For purposes of this Agreement, a "Data Agreement Material Breach" means the breach by NETSCAPE of, or the failure of NETSCAPE to perform, any of its material obligations under the Demographic Data Agreement, the failure of NETSCAPE to remedy such breach or nonperformance within sixty (60) days following the receipt of written notice of such breach or nonperformance from ADFORCE, and, in the event that such breach or nonperformance is disputed by the Parties, the final determination of such breach or nonperformance by a court of competent jurisdiction from which no further appeal may be taken.

Such termination shall be immediately effective upon the receipt by NETSCAPE of written notice of termination from ADFORCE.

           14.2.3 ADFORCE RIGHT TO DISCONTINUE SERVICES. ADFORCE shall have the right to discontinue the provision of Services pursuant to Sections 3.2, 4.1, 5.1 and 6.1 above for which it is entitled to reimbursement or other payment from NETSCAPE, but shall not have the right to terminate this Agreement or the licenses granted pursuant to Section 2.1(a) above, if effective, in the event of the material breach by NETSCAPE of its obligation hereunder to reimburse or pay ADFORCE for any Services and the failure to remedy such breach within sixty (60) days following the receipt of written notice of such breach from ADFORCE. Such discontinuation of Services shall be immediately effective upon the receipt by NETSCAPE of written notice of discontinuation from ADFORCE. On expiration or termination of this Agreement for any reason, the parties agree to work in good faith to ensure a smooth transition of the Service and Technology (if applicable) to NETSCAPE within 60 days of such termination or expiration date.

     14.3 EFFECT OF TERMINATION. Provided the license grant to NETSCAPE under Section 2.1(a) becomes effective, and notwithstanding anything herein to the contrary, in the event of the termination of this Agreement other than upon the breach by NETSCAPE of any of its material obligations under Article 2 or Article 13 and the failure to remedy

                                                                  CONFIDENTIAL

such breach within the time period set forth in Section 14.2.2 above, NETSCAPE shall have the right, for a period of one year following termination, to continue to exercise all license rights granted to it under
Section 2.1 above on all the same terms in effect pursuant to this Agreement immediately prior to termination and to retain any Confidential Information necessary or useful for the exercise of such rights. Notwithstanding anything herein to the contrary, ADFORCE shall in no event be entitled to enjoin or seek to enjoin any exercise by NETSCAPE of the rights set forth in this
Section 14.3, and ADFORCE hereby expressly waives any right to injunctive or other equitable relief, whether based on statute, common law or otherwise, arising out of any alleged default by NETSCAPE that would adversely affect the exercise by NETSCAPE of its rights under this Section 14.3.

     14.4 RETURN OF CONFIDENTIAL INFORMATION. Within thirty (30) calendar days following the termination of this Agreement other than termination where Section 14.3 above would be applicable, each Party shall either deliver to the other Party, or destroy, all copies of any Confidential Information of the other Party embodied in a tangible medium that is in such Party's possession or under its control, and shall furnish to the other Party an affidavit signed by an officer of such Party certifying that, to the best of its knowledge, such delivery or destruction has been fully effected.

     14.5 SURVIVAL. All rights granted to and obligations undertaken by the Parties hereunder shall terminate immediately upon the termination of this Agreement, except for the rights and obligations provided for in Sections 14.3 and 14.4 above as well as the following rights and obligations, which shall survive according to their terms:

               (a) The obligation of the payor Party to pay any and all payments accrued hereunder;

               (b)   The license to ADFORCE granted in Section 5.4;

               (c) The right of NETSCAPE to inspect the books and records of ADFORCE to the extent provided in Section 9.5;

               (d) The indemnification obligations of Article 11 and the limitation on liability of Article 12;

               (e)   The confidentiality and nondisclosure obligations of
                     Article 13; and

               (f) The provisions of Sections 15.1, 15.7, 15.8, 15.10, 15.19, and 15.20 below.

In addition, termination of this Agreement shall not affect the remedies of the Parties otherwise available at law or in equity in relation to any rights accrued under this Agreement prior to termination.

                                   ARTICLE 15
                                 MISCELLANEOUS

                                                                  CONFIDENTIAL

     15.1 ELECTRONIC REPOSSESSION. In no event shall ADFORCE electronically repossess, de-install, deactivate or disable any Technology in the absence of a final, unappealable judgment of a court of competent jurisdiction that the license rights granted under Section 2.1 above have been validly terminated.

     15.2 PERIODIC DISCUSSIONS. Commencing within thirty (30) days following the execution of this Agreement and on a quarterly basis thereafter, NETSCAPE shall engage in discussions with ADFORCE concerning NETSCAPE's deployment of the Technology and shall endeavor to provide ADFORCE with non-binding, 180 day forecasts of the Services that NETSCAPE intends to request from ADFORCE hereunder. Within forty-five (45) days after the Deployment Date, the Parties shall execute a more detailed development, support and maintenance agreement with respect to ADFORCE's obligations to provide development, support and maintenance for the Technology, including, without limitation, ADFORCE's obligations for the delivery of Improvements and other Technology, ADFORCE's obligations to provide Development Services and Technical Services, and ADFORCE's obligations to cure any nonperformance or other failure with respect to the Technology.

     15.3 MUTUAL NON-SOLICITATION. For a period of one year following the date hereof, without the prior written approval of the other Party, neither Party or any of its Affiliates shall actively solicit for hire any Personnel of the other Party with responsibility for the development or maintenance of the Technology or Work Products or for the provision of interactive advertisement serving, trafficking, targeting or related services, excluding independent contractors that do not spend the majority of their time providing services to such Party. The foregoing mutual non-solicitation covenant shall terminate at any time in the event of the acquisition by a Third Party of more than fifty percent (50%) of the voting power of ADFORCE, the acquisition by a Third Party of all or substantially all of the assets of ADFORCE, or the consummation of a merger, consolidation or similar corporate transaction of ADFORCE with or into a Third Party where the voting securities of ADFORCE outstanding immediately prior to consummation of such transaction are converted into cash or securities possessing less than fifty percent (50%) of the voting power of the surviving entity. The obligations of the Parties under this Section 15.3 shall not survive the termination of this Agreement.

     15.4 FAILURE TO ASSERT RIGHTS IN BANKRUPTCY. NETSCAPE's failure to assert its rights to retain its benefits under this Agreement in accordance with 11 U.S.C. Section 365(n)(1)(B) shall not be construed as a termination of this Agreement by NETSCAPE under 11 U.S.C. Section 365(n)(1)(A).

     15.5 FURTHER ASSURANCES. Upon the request of either Party, the other Party shall sign and deliver any assignments or other necessary documents and otherwise assist the requesting Party to obtain, maintain, perfect or enforce any of the requesting Party's rights hereunder.

                                                                  CONFIDENTIAL

     15.6 RELATIONSHIP OF THE PARTIES. Nothing in this Agreement is intended or will be deemed to constitute a partnership, agency or joint venture relationship between the Parties hereto.

     15.7 APPLICABLE LAW. This Agreement shall be governed by the laws of the State of California applicable to contracts made and to be performed entirely within such jurisdiction and without giving effect to the choice or conflict of laws rules or principles of the State of California or of any other jurisdiction.

     15.8 CONSENT TO JURISDICTION. Each of the Parties irrevocably submits to the exclusive jurisdiction of the courts of the State of California and of any United States federal court sitting in the State of California in any action or proceeding arising out of or relating to this Agreement, and irrevocably agrees that all claims in respect of such action or proceeding shall be heard and determined in any such California or United States federal court. Each Party further agrees that service of any process, summons, notice or document by registered mail to the address of such Party set forth in
Section 15.10 below shall be effective service of process for any action or proceeding brought against such Party in any such court. Each Party hereby irrevocably and unconditionally waives any objection to the laying of venue of any action or proceeding arising out of or relating to this Agreement in any such court and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in any inconvenient forum. Each Party further agrees that a final, nonappealable judgment in any such action or proceeding shall be conclusive and may be enforced in any other jurisdictions by suit on the judgment or in any other manner provided by law.

     15.9 COUNTERPARTS. This Agreement may be executed in any number of counterparts and may be executed by facsimile. All counterparts shall collectively constitute one and the same Agreement.

     15.10 NOTICES. In any case where any notice or other communication is required or permitted to be given hereunder, such notice or communication shall be in writing and deemed to have been duly given and delivered (a) if delivered in person, on the date of such delivery, (b) if sent by confirmed facsimile transmission (with answer back received), on the date of such facsimile transmission, or (c) if sent by overnight express or registered or certified mail (with return receipt requested), on the date of receipt of such mail, and shall be sent to the following address (or such other address as either Party may designate from time to time in writing):

         If to NETSCAPE:

            Netscape Communications Corporation
                501 East Middlefield Road
                Mountain View, CA 94043

                Telephone:  (650)937-2669
                Telefax:    (650)937-5543
                Attention:  Mike Homer, Executive Vice President

            Copy to:

            Netscape Communications Corporation
                501 East Middlefield Road
                Mountain View, CA 94043
                Telephone:  (650)937-2764
                Telefax:    (650)528-4123
                Attention:  General Counsel

            If to ADFORCE:

                ADFORCE, Inc.
                10101 N. DeAnza Boulevard
                Suite 210
                Cupertino, CA 95014
                Telephone:  (408)873-3680
                Telefax:    (408)873-3690
                Attention:  Charles W. Berger
                            cc: General Counsel

            Copy to:

                Fenwick & West LLP
                Two Palo Alto Square
                Palo Alto, CA 94306
                Telephone:  (650)494-0600
                Telefax:    (650)494-1417
                Attention:  Gordon K. Davidson

     15.11 FORCE MAJEURE. If any circumstance beyond the reasonable control of either Party occurs which delays or renders impossible the performance of that Party's obligations under this Agreement on the dates herein provided, such obligation shall be postponed for such time as such performance necessarily has had to be suspended or delayed on account thereof, provided such Party shall notify the other Party in writing as soon as practicable, but in no event more than ten days after the occurrence of such force majeure. In such event, the Parties shall meet promptly to determine an equitable solution to the effects of any such event, provided that such Party who fails because of force majeure to perform its obligations hereunder shall upon the cessation of the force majeure take all reasonable steps within its power to resume with the least possible delay compliance with its obligations. Events of force majeure shall include, without limitation, war, revolution, invasion, insurrection, riots, mob violence, sabotage or other civil disorders, acts of God,

                                                                  CONFIDENTIAL

limitations imposed by exchange control regulations or foreign investment regulations or similar regulations, laws, regulations or rules of any government or governmental agency, and any inordinate and unanticipated delays in the regulatory review or governmental approval process that are within the control of such government or governmental agency. In no event shall the failure or nonperformance of the Technology as described in Section
4.3 above constitute an event of force majeure.

     15.12 BINDING EFFECT; ASSIGNMENT. This Agreement may not be assigned, in whole or in part, by either Party without the prior written consent of the other Party, except that: (a) NETSCAPE may assign any of its rights or obligations hereunder to America Online, Inc. or a wholly-owned subsidiary of NETSCAPE without ADFORCES's consent; and (b) the rights and obligations of either Party under this Agreement may be assigned without the other Party's consent to a Third Party acquiring all or substantially all of the assets of the assigning Party or to the surviving entity upon the consummation of any merger, consolidation or similar corporate transaction of the assigning Party with or into a Third Party. Any attempted assignment by either Party without the consent of the other Party in any circumstances other than those described in the immediately preceding sentence shall be null and void. This Agreement shall inure to the benefit of and be binding upon each of the Parties hereto and their respective successors and permitted assigns.

     15.13 ENTIRE AGREEMENT. The terms and conditions herein contained constitute the entire agreement between the Parties relating to the subject matter of this Agreement and shall supersede all previous communications between the Parties with respect to the subject matter of this Agreement, except for the Confidential Non-Disclosure Agreement between the Parties dated as of January 1, 1999, and attached hereto as Exhibit D, each of which shall survive according to their terms. Neither Party has entered into this Agreement in reliance upon any representation, warranty, covenant or undertaking of the other Party that is not set out or referred to in this Agreement.

     15.14 RECITALS. The recitals set forth at the start of this Agreement and the terms and conditions incorporated in such recitals shall be deemed integral parts of this Agreement, and all references in this Agreement to this Agreement shall encompass such recitals and the terms and conditions incorporated in such recitals.

     15.15 AMENDMENT. This Agreement may be varied, amended or extended only by the written agreement of the Parties through their duly authorized officers or representatives, specifically referring to this Agreement.

     15.16 SEVERABILITY. In the event that any provision of this Agreement is held to be illegal, invalid or unenforceable in a final, unappealable order or judgment (each such provision, an "invalid provision"), then such provision shall be severed from this Agreement and shall be inoperative, and the Parties promptly shall negotiate in good faith a lawful, valid and enforceable provision that is as similar to the invalid provision as may

                                                                  CONFIDENTIAL

be possible, while the remaining provisions of this Agreement shall remain binding on the Parties hereto.

     15.17 HEADINGS. The descriptive headings of the several articles and sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     15.18 NO WAIVER OF RIGHTS. No failure or delay on the part of either Party in the exercise of any power or right hereunder shall operate as a waiver thereof. No single or partial exercise of any right or power hereunder shall operate as a waiver of such right or of any other right or power. The waiver by either Party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach hereunder.

     15.19 REMEDIES CUMULATIVE; SPECIFIC PERFORMANCE. All rights and remedies granted to either Party under this Agreement are cumulative and in addition to, and not in lieu of, any other rights or remedies otherwise available to such Party at law or in equity. The Parties agree that any breach by either Party of, or failure of either Party to perform, any obligation under this Agreement shall constitute immediate and irreparable damage to the other Party which cannot be fully and adequately compensated in money damages and that, in the event of such breach or failure, the other Party shall be entitled to injunctive relief and specific performance in addition to any other remedies to which it may be entitled at law or in equity.

     15.20 CONFIDENTIALITY OF AGREEMENT. Each Party shall maintain the confidentiality of this Agreement and all provisions of this Agreement and, without the prior consent of the other Party, neither Party shall make any press release or other public announcement of or otherwise disclose this Agreement or any of its provisions to any Third Party (a) other than to its Affiliates and to its own and its Affiliates' directors, officers, employees, attorneys and accountants, and to the lead underwriter engaged by ADFORCE in connection with any offering of securities of ADFORCE, whose duties reasonably require familiarity with this Agreement, provided that such Persons (including any such lead underwriter) are bound to maintain the confidentiality of this Agreement, and (b) except for such disclosure as may be required by applicable law or regulation, in which case the disclosing Party shall provide the other Party with prompt advance notice of such disclosure so that the other Party has the opportunity if it so desires to seek a protective order or other appropriate remedy; provided that, in connection with any offering of securities of ADFORCE, ADFORCE shall provide in advance to NETSCAPE for review the form and content of any disclosure of this Agreement or any of its provisions that may be required by applicable law or regulation and, to the extent consistent with its disclosure obligations under applicable law, include such modifications to such disclosure as may be reasonably requested by NETSCAPE (except that ADFORCE may file this Agreement as an exhibit to its registration statement if it would constitute a "material agreement" under applicable law or regulation and ADFORCE shall use its reasonable best efforts to obtain confidential treatment of the portions of this Agreement that meet the SEC qualifications

                                                                  CONFIDENTIAL

for confidential treatment if so requested by NETSCAPE). The confidentiality obligations of this Section 15.20 would apply, inter alia, to any disclosure by ADFORCE of this Agreement or of any provisions of this Agreement to any customer or potential customer of ADFORCE and any such disclosure would constitute a breach of this Section 15.20. The Parties agree that any breach of the provisions of this Section 15.20 by either Party, including, without limitation, by any directors, officers or employees of such Party, would constitute a breach by such Party of a material obligation hereunder for which the other Party shall have the right, notwithstanding the provisions of
Section 14.2 above, to immediately terminate this Agreement without allowance of any period to remedy such breach, such termination to be immediately effective upon the receipt by the breaching Party of written notice of termination from the nonbreaching Party.

     15.21 USAGE. Wherever any provision of this Agreement uses the term "including" (or "includes"), such term shall be deemed to mean "including without limitation" and "including but not limited to" (or "includes without limitation" and "includes but is not limited to") regardless of whether the words "without limitation" or "but not limited to" actually follow the term "including" (or "includes").

     IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

                                 NETSCAPE COMMUNICATIONS CORPORATION

 REVIEWED BY                     By: /s/ Mike Homer
NETSCAPE LEGAL                      ---------------------------
                                     Mike Homer
INITIAL  /s/ [ILLEGIBLE] 3/10/99     Executive Vice President
        ------------------------


                                 IMGIS, INC.

                                 By: /s/ Charles W. Berger
                                     ------------------------------------
                                     Charles W. Berger
                                     Chairman and Chief Executive Officer

                                                                  CONFIDENTIAL

                                 EXHIBIT A

                             AD SERVING SERVICES

1. ADFORCE AD SERVING SERVICES.

     A. ADFORCE SERVICE DEFINITION. The AdForce service ("AdForce Service") is a proprietary Internet advertising administration system that will allow NETSCAPE to manage advertising on its Internet properties. As part of the AdForce Service, ADFORCE will provide NETSCAPE the ADFORCE "client" ("Client"), which NETSCAPE will use to (i) generate ad tags, (ii) schedule advertising to run in the online environments in which NETSCAPE places those ad tags, and (iii) generate reports on such advertising. In addition, ADFORCE will maintain a centralized ADFORCE server complex from which ADFORCE will electronically deliver advertising scheduled by NETSCAPE to the online environments containing the ad tags placed by NETSCAPE. The delivery of "Impressions," defined as the transmission of advertisements by ADFORCE to an ADFORCE ad tag, will be verified by monthly third-party audits of the AdForce Service, conducted by the Audit Bureau of Verification Services, Inc. or another third party of comparable reputation chosen by ADFORCE. The AdForce Service includes the targeting features and a suite of standard reports available in the ADFORCE system listed below.

     B. THE ADFORCE SERVICE. The AdForce Service includes the functionality described in Section 1.A. above and as described below, with telephone client services support from the hours of 6 a.m. to 6 p.m., Pacific Standard Time, Monday-Friday, excluding major holidays. ADFORCE will also maintain 24 x 7 level technical service support via phone, cell phone or pager. In addition, ADFORCE will provide up to four (4) days of account management support on site at NETSCAPE each calendar month at [*]; unused days will not carry over to subsequent calendar months. NETSCAPE may select the days and must provide ADFORCE five (5) business days advance notice. Any additional days of on-site training or support will be at a cost of $[*] per day. The twelve
(12) days of monthly on-site account support to be provided by ADFORCE will not include training for major ADFORCE releases, which will be provided to NETSCAPE separately at no cost.

     C. CERTAIN NETSCAPE OBLIGATIONS. NETSCAPE agrees to implement the ad tags per the ADFORCE User Guide and Help documentation, and to use the ADFORCE Client to schedule advertising it wishes ADFORCE to serve onto NETSCAPE's Web sites. NETSCAPE confirms its commitment to use the AdForce Service and Technology to serve not less than ninety percent (90%) of the ad Impressions NETSCAPE controls on its NETSCAPE Netcenter online property, as measured beginning April 15, 1999. However, if ADFORCE fails for any period of time to meet its obligations under Sections 3.2, 4.3, 5.1, or 10.2 of the Agreement or Section 7 of Exhibit A, then NETSCAPE may at its option reduce its percentage commitment to a level NETSCAPE deems necessary until such time as ADFORCE has come back into compliance. NETSCAPE agrees to provide ADFORCE monthly volume forecasts of Impressions to be delivered using the AdForce Service; these forecasts will be provided no later than three (3) days prior to the beginning of each calendar month. NETSCAPE shall indemnify and hold harmless ADFORCE from any liability and damages and costs (including reasonable costs and attorney's fees) arising out of or relating to advertising placed by NETSCAPE using the AdForce Service, including, without limitation, content, libel, invasion of privacy, and rights of publicity.

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY
    WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                                                  CONFIDENTIAL

2. OWNERSHIP OF CLIENT AND LIMITATIONS ON USE. Subject to the terms and conditions of this Agreement, NETSCAPE may use the Client on its premises solely for purposes of using the AdForce Service. ADFORCE shall at all times have sole and exclusive ownership of all right, title and interest in and to such Client and the AdForce Service as a whole, any enhancements thereto (except as provided in Section 2 above) and in any materials and data ADFORCE provides to NETSCAPE. NETSCAPE may not copy, modify, alter, sell, distribute or sublicense the Client, or reverse assemble, reverse compile or otherwise attempt by any other method to create or derive the source programs of the AdForce Service or the Client, nor authorize or contract with third parties to do the same.

3. CONFIDENTIALITY. All passwords to ADFORCE, ADFORCE user guides, the ADFORCE Client, and the ADFORCE "help" documentation, whether on-line or in printed form, are confidential and proprietary to ADFORCE. All account information input into the AdForce Service by NETSCAPE or ADFORCE for campaigns running on NETSCAPE Web sites, such as advertiser contacts, costs and billing information, and any NETSCAPE campaign-specific reports generated by the AdForce Service are confidential to NETSCAPE.

4. ADFORCE SYSTEM DATA. As set forth in Section 3 above, ADFORCE acknowledges the confidentiality of the account information input into the AdForce Service by NETSCAPE or ADFORCE for NETSCAPE campaigns and any NETSCAPE campaign-specific reports generated by the AdForce Service. However, during the course of delivering advertising to visitors to NETSCAPE's sites or to any other site of any other ADFORCE customer, ADFORCE will collect and maintain information necessary to target advertising on behalf of all its customers, including NETSCAPE. This information includes, but is not limited to the user's IP address, cookie, browser type and operating system, as well as the time, date and ad tag of the request. ADFORCE will provide NETSCAPE the ability to run any reports referenced on Exhibit A against such information, ADFORCE and NETSCAPE both own all right, title and interest in and to such information. Use of such information by either party shall at all times comply with NETSCAPE's privacy policy, set forth at http://home.netscape.com/legal_notices/privacy.html or at such other URL as NETSCAPE may designate from time to time. ADFORCE shall have full freedom of use of such information without need for accounting, however, such use shall not expand beyond ADFORCE's actual use of such information as of the Effective Date. Specifically, ADFORCE will provide to NETSCAPE on a weekly basis the detailed HTTP server logs pertaining to user accesses on Netcenter. The parties shall mutually agree to a procedure by which such logs will be provided to NETSCAPE. Other logs may be requested with reasonable notice by Netscape and such requests will not be unreasonably refused by ADFORCE. Request for logs not generally provided by ADFORCE shall be subject to the terms of Development Services as described in Article 5. All NETSCAPE requests for system data will be on a prospective basis.

5. ADFORCE SERVICE DESCRIPTION

               -------------------------------------------
                                        AdForce BASIC
               -------------------------------------------
               Campaign Management      Scheduling
               Features                 Delivery
                                        Inventory Forecast
                                        Reporting
                                        Targeting
               -------------------------------------------
               Auditing                 Free monthly audit
               -------------------------------------------


                                                                  CONFIDENTIAL


ADFORCE Reporting

The following reports are currently available with all levels of the AdForce
Service:


Network Reports                          Website Reports                          Advertiser Reports
----------------------------------------------------------------------------------------------------
Daily Campaign Details                   Activity by Advertiser                   Campaign On-line Summary
Daily Campaign Summary                   Activity by Area Code                    Summary by Area Code
Monthly Billing Report                   Activity by Browser                      Summary by Banner
Summary by Advertiser                    Activity by Content Unit                 Summary by Browser
Summary by Area Code                     Activity by Country                      Summary by Category
Summary by Browser                       Activity by Date                         Summary by Country
Summary by Category                      Activity by Domain                       Summary by Date
Summary by Country                       Activity by Keyword                      Summary by Domain
Summary by Date                          Activity by Hour                         Summary by Hour
Summary by Domain                        Activity by Operating System             Summary by Operating System
Summary by Hour                          Activity by Pay Type                     Summary by Service Provider
Summary by Operating System              Activity by Service Provider             Summary by SIC Code
Summary by Payment Type                  Activity by SIC Code                     Summary by Website
Summary by Service Provider              Website Revenue                          Campaign Summary
Summary by SIC Code                                                               Monthly Billing Report
Summary by Website
Website Revenue


NETSCAPE will have the right to receive all current and future reports that are part of the standard reports made available to ADFORCE customers. Fees for any additional reports added in the future and not included as part of the standard reports made available to ADFORCE customers will be charged according to the terms of Article 5.

6. TARGETING CAPABILITIES. The AdForce Service includes targeting on the following parameters, when ADFORCE databases allow the parameter to be resolved:

- BROWSER TYPE - Different campaigns can be delivered to visitors of different browsers.
- OPERATING SYSTEM - Different campaigns can be delivered to visitors with different operating systems.
- DOMAIN TYPE - Different campaigns can be delivered to visitors from different domain types.
- SERVICE PROVIDER - Different campaigns can be delivered to visitors with different ISPs.
- TELEPHONE AREA CODE - Different ads can be delivered to visitors in different area codes.
- SIC CODE - Different ads can be delivered to visitors working for companies with different SIC codes.
- COUNTRY - Different campaigns can be delivered to visitors from different countries.
- FREQUENCY - An advertisement can be shown a specified number of times to each visitor.
- SEQUENCE - A series of advertisements can be shown in sequence to a visitor.
- KEYWORDS - Advertisements can be targeted on the basis of a search word or phrase.
- SITE DATA - Ads can be targeted on the basis of a site's data (i.e. with registered users).
- DAY/DATE/TIME OF DAY - Ads can be scheduled to run during specific times and on specific days.
-   CONTENT AREA - Ads can be targeted to a specific area of a site.

                                                                  CONFIDENTIAL

7.  PERFORMANCE METRICS

The Parties will measure real-world performance using a standard vendor such as Keynote, Inverse Networks or another service mutually agreed upon. NETSCAPE will be liable for the cost of the auditing services, not to exceed $[*]. The ADFORCE system must provide:

A. Average ad delivery availability: [*]%, measured each calendar month, with no scheduled downtime. This metric also includes tracking functions such as impressions and click through counting. If the AdForce Service fails to meet this target level of performance, in addition to the response times referenced in Section 4.3, ADFORCE will provide NETSCAPE a "make good" on any ads which did not serve during any downtime in excess of the required availability metric (for example, if ad delivery is down [*]% of a given calendar month, then AdForce's make good shall apply only to the [*]% excess over the required metric). Accordingly, AdForce will serve free of charge a number of ads equal to twice the number of ads not served during such excess downtime. Finally, failure by the AdForce Service to meet this performance metric for any four consecutive months shall, at NETSCAPE's option, constitute a breach of the Agreement.

B. Administration system availability: [*]%, less scheduled maintenance, measured each calendar quarter, with no scheduled downtime during Pacific Standard Time working hours (8 a.m.-6 p.m.). Maximum scheduled downtime in any given work week shall be 4 hours; measure also excludes monthly rebuilding of summary tables, provided they are executed only during weekend hours. Includes order entry/administration and reporting. Finally, failure by the AdForce Service to meet this performance metric for any four consecutive months shall, at NETSCAPE's option, constitute a breach of the Agreement.

C. Single http-ad server delivery latency of no more than [*] seconds. This requirement will not apply at times when the Keynote Business 40 Benchmark Page latency is greater than three times its weekly average. Schedule for regular weekly measurements to be mutually agreed upon.

D. Multiple ad delivery (maximum 9 ad requests) latency of no more than [*] seconds. This requirement will not apply at times when the Keynote Business 40 Benchmark Page latency is greater than three times its weekly average. Schedule for regular weekly measurements to be mutually agreed upon.

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY
    WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                                                  CONFIDENTIAL


                                   EXHIBIT B


                          FEES AND PAYMENT SCHEDULE

The current estimated obligation by NETSCAPE for the Initial Ad Serving Services Term of the Agreement is:

              FOR THE QUARTER BEGINNING:     THE ESTIMATE IS:
              February 1, 1999               $[*]
              May 1, 1999                    $[*]
              August 1, 1999                 $[*]
              November 1, 1999               $[*]*
                                             ----------
              TOTAL:                         $[*]

* The figure for the quarter beginning November 1, is a prorated amount based on the 22 days from November 1, 1999 until the end of the Initial Ad Serving Services Term.

NETSCAPE will pre-pay an amount equal to $[*], per Section 9.1.

Based on NETSCAPE's current impression forecast, this converts to an imputed CPM rate as follows, and under no circumstances will NETSCAPE's CPM rate exceed ADFORCE's own audited allocated CPM cost for the same period (defined as ADFORCE's total cost of goods sold divided by ADFORCE's total impressions), unless NETSCAPE chooses to increase ADFORCE's headcount requirements:

              FOR THE QUARTER BEGINNING:     THE CPM ESTIMATE IS:
              February 1, 1999               $[*]
              May 1, 1999                    $[*]
              August 1, 1999                 $[*]
              November 1, 1999               $[*]

ADFORCE may use its audited allocation accounting methodology to bill NETSCAPE; however, this amount may not exceed the computation of direct obligations contained in Exhibit C, after updating Exhibit C for actual impressions, headcount and other calculations. Specifically, those updates will be made in an electronic version of Exhibit C, and the maximum obligation for any given quarter will be the sum of those calculations, which are described below.

1.  Actual impressions will be as measured and mutual agreed to by each party.

2.  Headcount:

- Estimates will be adjusted per Section 9.1. It is currently estimated that there are 9 full-time-equivalents at ADFORCE working on the NETSCAPE account. It is agreed that 6 of these headcount, covering operations and account support, will not increase in number at any time. The three remaining headcount will work on providing quality assurance for campaign management, and this number could increase or decrease at NETSCAPE's option, depending on how NETSCAPE organizes this work in the future.

- The formula for calculating headcount costs will be: [Number of headcount] multiplied by [$[*]] multiplied by [[*] if before July 15, [*] if after July 15, 1999, or [*] if Section 6.2(a) controls]

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY
    WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                                                  CONFIDENTIAL


3.  Facilities costs will be calculated according to the following formula:
    [Number of headcount in 1 above] multiplied by [$[*]] multiplied by [[*] if before July 15, [*] if after July 15, 1999, or [*] if
    Section 6.2(a) controls]

4.  G&A will not change from Exhibit C, unless mutually agreed upon

5.  Bandwidth will not change from Exhibit C, unless mutually agreed upon

6.  Amortized capital, equipment and related costs will be based on Exhibit
    C. Specifically, the formula for any given quarter in which NETSCAPE is using the ADFORCE Ad Serving Service equals the sum of [the capital depreciation for capital expenses in that same quarter] and [the capital depreciation for capital expenses in any previous quarter in which NETSCAPE used the ADFORCE Ad Serving Service where the depreciation schedule has not expired].

    (a) The initial calculations for any three-month quarter are:

        (1) Small System units purchased in quarter = [[Average NETSCAPE impressions served by ADFORCE per day] divided by [[*]] multiplied by [[*]] less [the sum of the total number of Small System units purchased in previous quarters]

        (2) Small System units required in quarter = [Average NETSCAPE impressions served by ADFORCE per day] divided by [[*]] multiplied by [[*]]

        (3) Cost of Small System purchased in quarter = [total small system units purchased in the quarter] multiplied by [$[*]]

        (4) PC units purchased in quarter = [Small System units purchased in the quarter] divided by [[*]]

        (5) Cost of PC's purchased in quarter = [PC units purchased in quarter] multiplied by [$[*]]

        (6) Square footage required for Infrastructure build-out in quarter = [Small System units purchased in quarter] divided by [[*]] and then multiplied by [[*]]

        (7) Cost of Infrastructure build-out in quarter = [square footage required for Infrastructure build-out in quarter] multiplied by [$[*]]

    (b) Summary calculations are:

        (1) Capital expenses in the quarter = the sum of [5.a.3], [5.a.5] and [5.a.7] above in the same quarter

        (2) Depreciation for the capital expenses incurred in the quarter = [5.b.1] divided by [[*]].

Not withstanding the foregoing, if less than a full quarter is completed the maximum amount due will be prorated accordingly.

Not withstanding the foregoing, changes that may impact these actual obligations include but are not limited to: NETSCAPE's assumption of activities and operations that are provided by ADFORCE in the current estimate, such as headcount, hardware, bandwidth, and facilities; and changes to the impression forecast which impact these costs.

Specifically, unless the parties mutually agree otherwise, if NETSCAPE were to assume any such activities and operations, NETSCAPE's obligation for the subsequent periods would be reduced by a ratable amount in the corresponding line item in Exhibit C, after adjusting for changes to Exhibit C described above.

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY
    WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                                                  CONFIDENTIAL


Unless the parties mutually agree otherwise, milestones regarding the timing and adjustment of payments will be made per Section 9.1 of the Agreement.

                                                                  CONFIDENTIAL


                                   EXHIBIT C
                      MODEL AND FORMULA FOR ADJUSTMENTS


FINAL

ADFORCE COST ESTIMATE - WITH CORRECTION TO SURCHARGES

                                                             SURCHARGE            QUARTER BEGINNING ON...
                                                   -------------------------------------------------------------------------------
OPERATING EXPENSES:                                     Year 1        Year 2     2/1/99     5/1/99      8/1/99      11/1/99* Total
----------------------------------------------------------------------------------------------------------------------------------
Headcount (FTE)                                    up to 7/15/1999  7/16/99 on       [*]        [*]         [*]          [*]
                                                   ---------------------------       ---        ---         ---         ----
Headcount Expense                 $[*] per/qtr               [*]%        [*]%   $[*]       $[*]        $[*]       $  [*]
                                 -------------------------------------------------------------------------------------------------
G&A                                                          [*]%        [*]%   $[*]       $[*]        $[*]       $  [*]
HW Depreciation                                              [*]%        [*]%   $[*]       $[*]        $[*]       $  [*]
Bandwith                                                     [*]%        [*]%   $[*]       $[*]        $[*]       $  [*]
Facilities/IS Allocation          $[*] per head              [*]%        [*]%   $[*]       $[*]        $[*]       $  [*]
                                 -------------------------------------------------------------------------------------------------
Total Op Ex                                                                     $[*]       $[*]        $[*]       $  [*]
----------------------------------------------------------------------------------------------------------------------------------
Total Operating Expenses
(prorated to term)                                                              $[*]       $[*]        $[*]       $  [*]
----------------------------------------------------------------------------------------------------------------------------------


CAPITAL EXPENSE ESTIMATE - DYNAMICALLY ADJUSTED BY IMPRESSION FORECAST
----------------------------------------------------------------------------------------------------------------------------------
Large Servers                    $[*] per unit
Capital Expense - Large Servers
Small Systems (Sun U2)           $[*] per unit                                       [*]        [*]         [*]          [*]
   CUMULATIVE SYSTEMS                                                                [*]        [*]         [*]          [*]
Capital Expense - Small Servers                                               $      [*]    $   [*]    $    [*]   $      [*]
PC's                             $[*] per unit                                       [*]        [*]         [*]          [*]
Capital Expense - PC's                                                        $      [*]    $   [*]    $    [*]   $      [*]
Infrastructure Build-out         $[*] per sq. ft.                                    [*]        [*]         [*]          [*]
Capital Expense -
Infrastructure Build-out                                                      $      [*]    $   [*]    $    [*]   $      [*]
----------------------------------------------------------------------------------------------------------------------------------
Total Capital Expense                                                         $      [*]    $   [*]    $    [*]   $      [*]
----------------------------------------------------------------------------------------------------------------------------------

NETSCAPE IMPRESSION ESTIMATE - LAST UPDATED ON FEBRUARY 19
----------------------------------------------------------------------------------------------------------------------------------
                                          QUARTER BEGINNING ON...
                                          ----------------------------------------------------------------------------------------
NOVEMBER QUARTER IS PRORATED TO TERM          2/1/99            5/1/99           8/1/99            11/1/99         Total
----------------------------------------------------------------------------------------------------------------------------------
Sito Impressions                                     [*]               [*]              [*]               [*]              [*]
BannerX Impressions                                 -                  [*]              [*]               [*]              [*]
----------------------------------------------------------------------------------------------------------------------------------
Total Impressions                                    [*]               [*]              [*]               [*]              [*]
----------------------------------------------------------------------------------------------------------------------------------
Total Impressions Prorated to Term                   [*]               [*]              [*]               [*]              [*]
----------------------------------------------------------------------------------------------------------------------------------


CPMs IMPLIED BY ADFORCE COST ESTIMATE
----------------------------------------------------------------------------------------------------------------------------------
                                                       SURCHARGE            QUARTER BEGINNING ON...
----------------------------------------------------------------------------------------------------------------------------------
OPERATING EXPENSES:                        up to 7/15/1999    7/16/99 on     2/1/99     5/1/99      8/1/99     11/1/99    Total
                                           ---------------------------------------------------------------------------------------
Headcount Expense                                  [*]%           [*]%        $[*]       $[*]        $[*]        $[*]
G&A                                                [*]%           [*]%        $[*]       $[*]        $[*]        $[*]
HW Depreciation                                    [*]%           [*]%        $[*]       $[*]        $[*]        $[*]
Bandwith                                           [*]%           [*]%        $[*]       $[*]        $[*]        $[*]
Facilities/IS Allocation                           [*]%           [*]%        $[*]       $[*]        $[*]        $[*]
----------------------------------------------------------------------------------------------------------------------------------
Total Op Ex                                                                   $[*]       $[*]        $[*]        $[*]

Total Operating Expenses                                                      $[*]       $[*]        $[*]        $[*]
----------------------------------------------------------------------------------------------------------------------------------

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY
    WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                                                CONFIDENTIAL


                             EXHIBIT D

             MUTUAL CONFIDENTIAL DISCLOSURE AGREEMENT

This Mutual Confidential Disclosure Agreement ("Agreement") is entered into between NETSCAPE Communications Corporation ("NETSCAPE") and IMGIS, INC, dba ADFORCE ("Company"), and is effective as of the date of execution by NETSCAPE ("Effective Date"). Each party (the "Receiving Party") understands that the other party (the "Disclosing Party") may disclose certain Confidential Information (as defined in Section 1 below) under this Agreement. NETSCAPE and Company agree as follows:

1. DEFINITION. "Confidential Information" shall mean (i) all information disclosed in tangible form by the Disclosing Party and marked "confidential" or "proprietary", and (ii) all information disclosed orally or otherwise in intangible form by the Disclosing Party and designated as confidential or proprietary at the time of disclosure. Confidential Information may include, without limitation, computer programs, code, algorithms, names and expertise of employees and consultants, know-how, formulas, processes, ideas, inventions (whether patentable or not), schematics and other technical, business, financial and product development plans, forecasts, strategies and information.

2. PURPOSE. The Receiving Party shall use the Confidential Information only for the following purposes:

    a)  To evaluate whether to enter into a contemplated business transaction;
    and

    b) if NETSCAPE and Company enter into such contemplated business transaction, to fulfill each party's commitments under the agreement for such business transaction.

3. CONFIDENTIALITY OBLIGATION. The Receiving Party agrees to protect the Confidential Information by using the same degree of care, but not less than a reasonable degree of care, to prevent the unauthorized use, dissemination or publication of the Confidential Information as the Receiving Party uses to protect its own confidential or proprietary information of a like nature. The Receiving Party shall limit the use of and access to the Disclosing Party's Confidential Information to the Receiving Party's employees or independent contractors who need to know such Confidential Information for the purposes set forth in Section 2 above and who have entered into binding obligations of confidentiality substantially similar to the obligations set forth herein.

4. TERM. The Receiving Party's obligations to protect Confidential Information hereunder shall expire 3 years from the date of each such disclosure of Confidential Information, except when such Confidential Information disclosed by the Disclosing Party is source code, in which case the Receiving Party's obligations to protect such Confidential Information shall be perpetual.

5. EXCLUSION. Confidential Information as defined in Section 1 above shall not include Confidential Information that: (i) is or becomes a matter of public knowledge through no fault of the Receiving Party; or (ii) was in the Receiving Party's possession or known by it prior to receipt from the Disclosing Party; or (iii) was rightfully disclosed to the Receiving Party by another person without restriction; or (iv) is independently developed by the Receiving Party without access to Disclosing Party's Confidential Information. The Receiving Party may disclose Confidential Information pursuant to any statutory or regulatory authority or court

                                                                  CONFIDENTIAL

    order, provided the Disclosing Party is given prompt written notice of such requirement and the scope of such disclosure is limited to the extent possible.

6. INDEPENDENT DEVELOPMENT. The terms of confidentiality under this Agreement shall not be construed to limit either party's right to independently develop or acquire products without use of the other party's Confidential Information. Further, Confidential Information as defined in Section 1 above shall not include the Residuals resulting from access to such Confidential Information. The term "Residuals" means information in intangible form which may be retained in the unaided memories of Receiving Party's employees or independent contractors who have had access to the information. An employee's or contractor's memory will be considered to be unaided if the employee has not intentionally memorized the Confidential Information for the purpose of retaining and subsequently using or disclosing it. Neither party shall have any obligation to limit or restrict the assignment of such persons or to pay royalties for any work resulting from the use of Residuals. However, the foregoing shall not be deemed to grant to either party a license under the other party's copyrights or patents.

7. RETURN OF CONFIDENTIAL INFORMATION. Upon written request by the Disclosing Party at any time, the Receiving Party shall: (i) turn over to the Disclosing Party all Confidential Information of the Disclosing Party, all documents or media containing the Confidential Information, and any and all copies or extracts thereof, or (ii) destroy the Confidential Information, and any and all copies or extracts thereof, and provide the Disclosing Party with written certification of such destruction signed by an authorized representative of the Receiving Party.

8. EQUITABLE RELIEF. The Receiving Party acknowledges and agrees that due to the unique nature of the Disclosing Party's Confidential Information, there may be no adequate remedy at law for any breach of its obligations. The Receiving Party further acknowledges that any such breach may allow the Receiving Party or third parties to unfairly compete with the Disclosing Party resulting in irreparable harm to the Disclosing Party and, therefore, that upon any such breach or any threat thereof, the Disclosing Party shall be entitled to seek appropriate equitable relief in addition to whatever remedies it may have at law. The Receiving Party will notify the Disclosing Party in writing immediately upon the occurrence of any such unauthorized release or other breach.

9. INTELLECTUAL PROPERTY RIGHTS. Neither party acquires any intellectual property rights or any other rights under this Agreement or through any disclosure hereunder, except the limited right to use the Confidential Information in accordance with this Agreement.

10. WARRANTY. THE CONFIDENTIAL INFORMATION IS DISCLOSED UNDER THIS AGREEMENT IS DELIVERED "AS IS," AND ALL REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING WARRANTIES OR CONDITIONS FOR FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY, TITLE AND NONINFRINGEMENT, ARE HEREBY DISCLAIMED.

11. NETSCAPE SUBSIDIARIES. NETSCAPE's wholly owned subsidiaries, by signing this Agreement on behalf of NETSCAPE and returning a fully executed original or copy to the NETSCAPE Legal Department, shall be entitled to disclose NETSCAPE's Confidential Information and receive Company's Confidential Information on a need to know basis only on behalf of NETSCAPE under this Agreement, provided such subsidiaries comply with the terms and conditions of this Agreement and further provided such disclosures or receipt of

                                                                  CONFIDENTIAL


    Confidential Information are governed by the terms and conditions of this Agreement.

12. GENERAL. This Agreement supersedes all prior discussions and writings with respect to the subject matter hereof, and constitutes the entire agreement between the parties with respect to the subject matter hereof.
    No waiver or modification of this Agreement will be binding upon either party unless made in writing and signed by a duly authorized representative of each party and no failure or delay in enforcing any right will be deemed a waiver. The parties understand that nothing herein requires either party to proceed with any proposed transaction or relationship in connection with which Confidential Information may be disclosed. In the event that any of the provisions of this Agreement shall be held by a court or other tribunal of competent jurisdiction to be unenforceable, the remaining portions hereof shall remain in full force and effect. This Agreement shall be governed by the laws of the State of California without regard to conflicts of laws provisions thereof and each party submits to the jurisdiction and venue of any California State or federal court generally serving the Santa Clara county area with respect to the subject matter of this Agreement. The headings to the Sections of this Agreement are included merely for reference and shall not affect the meaning of the language included herein. If applicable, this Agreement may be executed in counterparts or by facsimile, each of which shall be deemed an original, and all of which together shall constitute one and the same agreement. This Agreement is written in the English language only, which language shall be controlling in all respects. Les parties aux presentes confirment leur volonte que cette convention de meme que tous les documents y compris tout avis qui s`y rattache, soient rediges en language anglaise (translation: "The parties confirm that this Agreement and all related documentation is and will be in the English language.").


NETSCAPE COMMUNICATIONS                  COMPANY
CORPORATION



By: /s/ Mike Homer                       By: /s/ Charles W. Berg
  ---------------------------------         ---------------------------------


Name:  Mike Homer                        Name: Charles W. Berg
      ----------------------------            -----------------------------
         Print or Type                             Print or Type


Title: EVP, GM Netcenter                 Title: Chairman &  CEO
       --------------------------              -----------------------------


Date: January 1, 1999                    Date: January 1, 1999
     --------------------------               -----------------------------


Address:                                 Address:
501 East Middlefield Road                10101 N. DeAnza Boulevard, Ste. 210
Mountain View, CA 94043                  Cupertino, CA 95014


                                3